Exhibit 10.20

Amendment Agreement

This Amendment Agreement (the “Amendment”) is made as of October 22, 2009 and further amends the letter agreement dated November 1, 2004, as amended (the “Letter Agreement”), between you and IHS Inc. (the “Company”), containing the terms and conditions of your employment with the Company.

In light of recent changes relating to Section 162(m) of the Internal Revenue Code, the parties have agreed to amend the provisions of the Letter Agreement affected by such changes as follows:

1.	Section 7 of the Letter Agreement is hereby amended to delete Section 7(a)(iii), which currently reads:

“(iii) your Target Bonus for the fiscal year of such termination, prorated for the number of days that have elapsed during such year.”

2.	Section 7 of the Letter Agreement is hereby amended to add immediately following the words “In addition to the foregoing lump-sum payment”, a new subsection (v) which reads as follows:

“(v) You will receive the portion of your Annual Bonus for the fiscal year of termination that is tied to the achievement of the Company’s performance objectives for such fiscal year, based on the Company’s actual achievement of such performance objectives for the full fiscal year, pro-rated for the number of days that have elapsed during such fiscal year prior to the termination of your employment. You will receive any portion of your Annual Bonus for the fiscal year of termination that is tied to achievement of personal objectives for such fiscal year at “Target” level for the achievement of such personal objectives, pro-rated for the number of days that have elapsed during such fiscal year prior to the termination of your employment. The payment provided in this subparagraph (v) will be made following the close of the fiscal year of termination at such time as the Annual Bonus for such fiscal year is paid by the Company to its then current executives;”

3.	Except as expressly amended herein, the Letter Agreement remains in full force and effect in accordance with its terms.

IHS Inc.

By:	/s/ Jeff Sisson
Jeff Sisson
Senior Vice President
Chief Human Resources Officer

Accepted and Agreed:

/s/ Jeffrey R. Tarr
Employee Name: Jeffrey R. Tarr